UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

RADIANT LOGISTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Triton Towers Two 700 S. Renton Village Place Seventh Floor
Renton, Washington		98057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 425 462-1094

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	RLGT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on November 15, 2023, the holders of our outstanding common stock took the actions described below. As of the record date for the annual meeting, 47,388,981 shares of common stock were issued and outstanding, each entitled to one vote per share.

1.
The stockholders elected Bohn H. Crain, Richard P. Palmieri, Michael Gould, and Kristin E. Toth to serve on our board of directors until the 2024 annual meeting of stockholders and their successors have been duly elected and qualified. The results of the voting are as follows:

Name	For	Against	Abstain	Broker Non-Votes
Bohn H. Crain	37,119,333	343,905	17,374	5,122,769
Richard P. Palmieri	25,813,586	11,627,452	39,574	5,122,769
Michael Gould	29,199,166	8,264,069	17,377	5,122,769
Kristin E. Toth	29,164,683	8,279,358	36,571	5,122,769

2.
The stockholders approved a proposal to ratify the selection of Moss Adams, LLP as our independent auditor for the 2024 fiscal year. The results of the voting are as follows:

For	Against	Abstain	Broker Non-Votes
42,412,077	16,606	174,698	None

3.
The stockholders approved, on an advisory basis, our executive compensation. The results of the voting are as follows:

For	Against	Abstain	Broker Non-Votes
35,608,515	1,003,607	868,490	5,122,769

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date:	November 16, 2023	By:	/s/ Todd Macomber
Todd Macomber Senior Vice President and Chief Financial Officer